UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2012.

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

           On April 19, 2012, the Board of Directors of Duckwall-ALCO Stores, Inc. (the “Company”) unanimously resolved that it is in the best interests of the Company and its stockholders to move the date of the 2012 annual meeting of the Company's stockholders from May 31, 2012 to June 27, 2012 and determined that the close of business on May 18, 2012 is to be fixed as the record date for the determination of stockholders entitled to notice and to vote at such annual meeting. The Company's 2012 annual meeting of its stockholders will be held at the office of Associated Wholesale Grocers, Inc., located at 5000 Kansas Avenue, Kansas City, Kansas 66106.

Under Section 2.04(a)(2) of the Company's Amended and Restated Bylaws (the "Bylaws"), if the public announcement of the date of the Company's annual meeting is less than one hundred days prior to the date of such annual meeting, then stockholders of the Company have until the tenth day following the day on which public announcement of the date of such meeting is first made by the Company to submit to the Company director nominations or any other business to be properly brought before an annual meeting by a stockholder in accordance with the Bylaws. Therefore, each stockholder of the Company is hereby notified that any stockholder may timely submit director nominations and other business to be brought before the stockholders at the 2012 annual meeting to the Company up until May 5, 2012, as long as such items are submitted in proper form in accordance with Section 2.04 of the Bylaws.

Item 7.01.  Regulation FD Disclosure.

The information set forth in Item 8.01 is incorporated herein by reference, in its entirety, into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2012	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer